EXHIBIT 4.2

                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

                         T. ROWE PRICE ASSOCIATES, INC.

                           DIRECTOR STOCK OPTION PLANS

                  STATEMENT OF ADDITIONAL TERMS AND CONDITIONS
                             REGARDING OPTION GRANTS
                             (INDEPENDENT DIRECTORS)

                              Effective ___________

                               --------------------


      This Statement of Additional Terms and Conditions Regarding Option Grants (the "Terms") shall be delivered with the "Notice of Grant of Stock Options and Option Agreement" (the "Award Notice") which shall detail the specifics of the applicable option award (the "Option"). Upon execution of the Award Notice by the Director and by an authorized officer or agent of the Corporation, there shall be created a binding and enforceable contract (the "Agreement") providing for the issuance of the options subject to the terms and conditions of the Grant Notice and the Terms.

     1. Grant of Option. Subject to the Terms, the Company has granted to the person identified in the Award Notice attached hereto (the "Optionee") commencing on the Issuance Date set forth in the Award Notice and ending on the Expiration Date of the option set forth on the Award Notice (the "Option Period"), the option to purchase from the Company at the option price set forth in the Award Notice up to but not exceeding in the aggregate number of shares of the Company's Common Stock set forth under the caption "Shares" in the Award Notice.

     2. Exercise of Option. (a) The shares of stock subject to this Option shall become exercisable in full on ____________.

        (b) No less than 50 shares of Common Stock may be  purchased  upon any
one  exercise  of  the  option  granted   hereby  unless  the  number of  shares
purchased at such time is the total number of shares in respect of which the option granted hereby is then exercisable.

        (c) In no event shall any option granted hereby be exercisable for a fractional share.

     3. Method of Exercising Option and Payment of Option Price.

        (a) The Option shall be exercised by the Optionee delivering to the Secretary of the Company, from time to time, on any business day (the "Exercise Date"), written notice specifying the number of shares the Optionee then desires to purchase (the "Notice"), and either (i) cash, certified check, bank draft or postal or express money order to the order of the Company for an amount in United States dollars equal to the option price for the number of shares specified in the Notice (the "Total Option Price"), such payment to be delivered with the Notice, (ii) shares of Common Stock of the Company with a value (determined in accordance with paragraph 3(c)) equal to or less than the Total Option Price plus cash, certified check, bank draft or postal or express money order to the order of the Company for an amount in United States dollars equal to the amount, if any, by which the Total Option Price exceeds the value of such shares of the Company's stock (determined in accordance with paragraph 3(c)), or
(iii) through such other means, acceptable to the Board of Directors in its sole discretion, as may be provided by an independent third party to facilitate exercise or payment. Such Company's stock and cash shall be delivered to the Secretary of the Company not later than the end of the first business day after the Exercise Date. In the case of payment in shares, such payment shall be made by delivery of the necessary share certificates, with executed stock powers attached, or transfer instructions, in the case of shares held in street name by a bank, broker, or other nominee, to the Secretary of the Company.
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        (b) Within  five  business  days after  the Exercise  Date, the  Company shall, subject to the receipt of withholding tax to the extent required by the Company, issue to the Optionee the number of shares with respect to which such option shall be so exercised, and shall deliver to the Optionee a certificate or certificates therefor or shall make such transfer to a bank, broker or nominee as designated by the Optionee.

        (c) For purposes of paragraph 3(a), the value of shares of Common Stock tendered to exercise an option shall be the last reported sales price of such shares on the Nasdaq National Market System on the Exercise Date, or, if the Common Stock is not quoted on the Nasdaq National Market System, the mean between the closing bid and asked prices of such shares on the Nasdaq System on the Exercise Date, or, if the foregoing are inapplicable, as otherwise determined by the Board of Directors.

        (d) Until  further  action  by  the  Board  of  Directors  suspending or limiting the issuance of replenishment options (as herein referred to), in the event that Optionee exercises all or any part of this option through the surrender of shares of Common Stock in full or partial payment of the exercise price hereunder, the Optionee automatically will receive an option (a "replenishment option") to purchase a number of shares equal to the number of shares surrendered priced at the closing price of the Company's Common Stock on the date of exercise and exercisable in full until the date of termination provided for in Section 5 hereof. Upon the exercise of a replenishment option with stock, the Optionee will not become entitled to receive an additional replenishment option.

        (e) In the sole discretion of the Board of Directors, the Company may in lieu of requiring the exercise of an option and the payment of the Total Option Price, authorize the payment of cash to the Optionee in an amount equal to the market value of shares of Common Stock subject to an option less the option price in exchange for the cancellation of the option.

     4. Exercisability Upon the Occurrence of Certain Events.

        (a) Notwithstanding  any  provisions  limiting  exercisability  in whole or in part, and unless the Board of Directors shall have otherwise determined (within the limits specified in the last sentence of this paragraph) to revoke or to limit, in its sole and conclusive discretion, the acceleration provided for herein, the following shall apply: Stock options ("options") and stock appreciation rights, if any, ("rights") granted to the Optionee by the Company pursuant to this Agreement will be exercisable in full for a period of one year (i) following the Effective Date (as hereinafter defined) or (ii) commencing on the date (the "Approval Date") of the approval of the Company's Board of Directors of an agreement providing for a merger, consolidation, sale or disposition of all or substantially all of the assets of the Company, or other form of extraordinary business combination as a result of the consummation of which stockholders of the Company immediately before Approval Date will own less than a majority of the outstanding voting stock of the resulting organization. After the expiration of any such one year period, the options and rights shall remain exercisable only to the extent, if any, provided in the applicable option or rights agreement without taking into consideration the effect of this paragraph. The Board of Directors' discretion to revoke or limit the acceleration contemplated by this paragraph may be exercised at any time before or within 20 business days after the Effective Date or the Approval Date referred to in the foregoing clauses (i) or (ii). In the event the Approval Date and an Effective Date arise from substantially identical facts and circumstances (as determined by the Board of Directors in its sole discretion) and unless the Board of Directors shall have determined to limit the effect of this sentence, such one year period (and the 20 day period referred to in the immediately preceding sentence) shall commence only once and upon the first to occur of the Approval Date or the Effective Date.

        (b) For purposes of the foregoing paragraph, the following terms have the meanings indicated:

            (i) "Effective Date" shall mean the date on which a "Change of Control" as hereinafter defined occurs. Anything in these Terms to the contrary notwithstanding, if a Change of Control occurs, and if the Optionee's employment with the Company had terminated prior to the date on which the Change of Control occurred, and if it is reasonably demonstrated by the Optionee that such termination of employment either was at the request of a third party who had taken steps reasonably calculated to effect the Change of Control or otherwise arose in connection with or in anticipation of the Change of Control, then, for all purposes of this Agreement, the term "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

            (ii) A "Change of Control" shall be deemed to have taken place on the date of the earlier to occur of either of the following events: a) a third party, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 25% or more of the Company's outstanding Common Stock, or b) as the result of, or in connection with, any cash tender or exchange offer, merge, consolidation or other business combination, sale or disposition of all or substantially all of the Company's assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or the persons who were stockholders of the Company immediately before the Transaction shall cease to own at least a majority of the outstanding voting stock of the Company or any successor to the Company.

    5.  Termination.

        The option granted hereby shall terminate and be of no force or effect upon the first occurrence of any one of the following events:

        (a) The expiration date set forth in the Award Notice; or

        (b) Five years after the date the Optionee ceases to be a director of the Company for any reason, during which period any installments which first become exercisable may thereafter be exercisable.

     6. Optionee.

        Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the estate, personal representative, or beneficiary to whom this option may be transferred by will, by the laws of descent and distribution or otherwise pursuant to the terms of this Agreement, it shall be deemed to include such person.

     7. Assignability.

        This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and is exercisable during the Optionee's lifetime only by the Optionee except that with the consent of the Board of Directors, an option may be transferred to a family member or a trust, partnership or the like for the benefit of Optionee or such family member. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any attempt to assign or transfer this option the same shall terminate and be of no force or effect.

     8. The Company's Rights.

        The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

     9. Recapitalization.

        The shares with respect to which this option is granted are shares of the Common Stock of the Company as constituted on the date of this Agreement, but if, and whenever, prior to the delivery by the Company of all of the shares of Common Stock with respect to which this option is granted, the Company shall effect a subdivision or consolidation of shares, or other capital readjustment, or the payment of a stock dividend, or other increase or decrease in the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) in the event of any increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately increased (except that any fraction of a share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the cash consideration payable per share shall be proportionately reduced, and (b) in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately reduced (except that any fractional share resulting from any such adjustment shall be excluded from the operation of this Agreement), and the cash consideration payable per share shall be proportionately increased.

    10. Merger and Consolidation.

        After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving or resulting corporation, the Optionee shall, at no additional cost, be entitled upon any exercise of this option, to receive (subject to any required action by stockholders) in lieu of the number of shares as to which this option shall then be so exercised, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, if, immediately prior to such merger or consolidation, the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares as to which such option shall be so exercised; provided, that anything herein contained to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger or consolidation, in which the Company is not the surviving or resulting corporation, this option shall terminate and be of no force or effect, except to the extent that such surviving or resulting corporation may issue a substituted option.

   11.  Preemption of Applicable Laws or Regulations.

        Anything in this Agreement to the contrary notwithstanding, if, at any time specified herein for the issue of shares to the Optionee, any law, regulation or requirements of any governmental authority having jurisdiction in the premises shall require either the Company or the Optionee to take any action in connection with the shares then to be issued, the issue of such shares shall be deferred until such action shall have been taken.

   12.  Resolution of Disputes.

        Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, this Agreement shall be determined by the Board of Directors in its absolute and uncontrolled discretion, and any such determination or any other determination by the Board of Directors under or pursuant to this Agreement and any interpretation by the Board of Directors of the terms of this Agreement, shall be final, binding and conclusive on all persons affected thereby.

   13.  Notice.

        Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Secretary of the Company, or to the Company (attention of the Secretary), at 100 East Pratt Street, Baltimore, Maryland 21202, or at such other address as the Company, by notice to the Optionee, may designate in writing from time to time to the Optionee at the Optionee's address as shown on the records of the Company, or at such other address as the Optionee, by notice to the Secretary of the Company, may designate in writing from time to time.

   14.  Construction.

        This Agreement has been entered into in accordance with the terms of the Plan and wherever a conflict may arise between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

   15.  The  option  created  by  this   Agreement  shall  not be  treated as an
incentive stock option.